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                                                                    Exhibit 23.1
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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the inclusion of our report dated March 17, 2006 (except for the Note 18, as to which the date is March 31, 2006) on our audits of the financial statements of Synova Healthcare Group, Inc. and Subsidiaries as of December 31, 2005 and 2004 and for the periods then ended in this Post-Effective Amendment No. 1 to the Registration Statement on Form SB-2 (File No. 333-123498). We also consent to the reference to our firm under the heading "Experts" in such Registration Statement.

/s/ Morison Cogen LLP


Bala Cynwyd, Pennsylvania
April 28, 2006